SCHEDULE II
                 INFORMATION WITH RESPECT TO
       TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
         SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                 SHARES
                                 PURCHASED        AVERAGE
                 DATE            SOLD(-)          PRICE(2)

COMMON STOCK-M/A- COMM INC

GABELLI FUNDS, INC.

THE GABELLI EQUITY TRUST,INC.

                 8/09/94            3,000-            8.0000

GAMCO INVESTORS, INC.

                 8/02/94            2,000-            7.5000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.

                                      SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                      TRANSACTIONS EFFECTED DURING THE PAST SIXTY
DAYS OR                 SINCE THE MOST RECENT FILING ON SCHEDULE
13D (1)
                            SHARES
                            PURCHASED           AVERAGE
           DATE             SOLD(-)             PRICE(2)

PREFERRED CONVERTIBLE STOCK-M/A COMM CV DEBT

MARIO J. GABELLI

         9/09/94               76-             *DO

GABELLI & COMPANY, INC.

         9/09/94               35-             *DO

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.